ANALEX CORPORATION
                 RESTRICTED STOCK AWARD AGREEMENT


      This RESTRICTED STOCK AWARD AGREEMENT (the "Agreement") is made as of February 22, 2006 (the "Grant Date") between ANALEX CORPORATION a Delaware corporation (the "Company") and V. JOSEPH BROADWATER (the "Grantee").

                      Background Information

     As an inducement to Grantee's employment with the Company, which commenced on November 28, 2005 ("Employment Date"), the Board of Directors of the Company (the "Board") has authorized an award to the Grantee of shares of the common stock, par value $0.02, of the Company (the "Common Stock"), subject to the terms and conditions and restrictions of this Agreement. The Grantee desires to accept the award grant and agrees to be bound by the terms and conditions and restrictions of this Agreement.

                             Agreement

      1. Restricted Stock. Subject to the terms and conditions provided in this Agreement, the Company hereby grants to the Grantee 50,000 shares of the Common Stock (the "Restricted Stock") as of the Grant Date. The extent to which the Restricted Stock becomes vested and non-forfeitable shall be determined in accordance with the provisions of Sections 2 and 3 of this Agreement.

      2. Vesting. Except as may be otherwise provided in Section 3 of this Agreement, the Grantee's rights and interest in the Restricted Stock shall become vested and non-forfeitable and shall cease being restricted in accordance with the following schedule:

             Date                         Percent Vested
First Anniversary of Employment                    25%
             Date
       Second Anniversary of                       50%
        Employment Date
Third Anniversary of Employment                    75%
             Date
      Fourth Anniversary of                      100%
        Employment Date

      3. Change in Control. In the event of a Change in Control (as defined below), any portion of the Restricted Stock that is not yet vested and non-forfeitable, shall become fully vested and nonforfeitable on the date immediately prior to the consummation of such Change in Control or such other date as determined by the Board; provided, however that such accelerated vesting shall be subject to such additional terms, conditions, requirements or restrictions as the Board may determine in its sole discretion, except, however, that the Board shall not impose any such additional terms, conditions, requirements or restrictions if Grantee will be terminated from his current position, with or without cause, in connection with such Change in Control. For purposes of this Agreement, "Change in Control" means (a) a merger or consolidation of the Company with or into any other company or other entity or (b) a sale, lease, exchange or other transfer in one transaction or a series of related transactions undertaken with a common purpose of all or substantially all of the Company's then outstanding securities or all or substantially all of the Company's assets; or (c) any other event which the Board determines to constitute a Change in Control, provided, however, that a Change in Control shall not include a transaction with an affiliate of the Company.

     4. Restrictions on Transfer. Until such time as any share of Restricted Stock becomes vested pursuant to Section 2 or Section 3 of this Agreement, the Grantee shall not have the right to make or permit to occur any transfer, pledge or hypothecation of all or any portion of the Restricted Stock, whether outright or as security,
with  or  without  consideration, voluntary  or  involuntary.   Any
transfer, pledge or hypothecation not made in accordance with this Agreement shall be deemed null and void.

     5. Forfeiture. The Grantee shall forfeit all of his rights and interest in the Restricted Stock if his employment with the Company terminates for any reason before the Restricted Stock becomes vested in accordance with Section 2 or Section 3 of this Agreement.

     6. Shares Held by Custodian. The Grantee hereby authorizes and directs the Company to deliver any share certificate issued by the Company to evidence the award of Restricted Stock to the Secretary of the Company, or such other officer of the Company as may be designated by the Secretary of the Company, (the "Share Custodian") to be held by the Share Custodian until the Restricted Stock becomes vested in accordance with Section 2 or Section 3 of this Agreement. When all or any portion of the Restricted Stock becomes vested, the Share Custodian shall deliver to the Grantee (or his beneficiary in the event of death) a certificate representing the vested Restricted Stock (which then will be unrestricted). The Grantee hereby irrevocably appoints the Share Custodian, and any successor thereto, as the true and lawful attorney-in-fact of the Grantee with full power and authority to execute any stock transfer power or other instrument necessary to transfer the Restricted Stock to the Company, or to transfer a portion of the Restricted Stock to the Grantee on an unrestricted basis upon vesting, pursuant to this Agreement, in the name, place, and stead of the Grantee. The term of such appointment shall commence on the Grant Date and shall continue until all the Restricted Stock becomes vested or is forfeited. During the period that the Share Custodian holds the shares of Restricted Stock subject to this Section 6, the Grantee shall be entitled to all rights applicable to shares of common stock of the Company not so held, including the right to vote and receive dividends.

    7.   Tax Consequences.

(a) At such time as the Grantee becomes vested pursuant to Section 2 or Section 3 in all or any portion of the Restricted Stock, the Grantee (or his/her personal representative) must satisfy his federal, state and local, if any, withholding taxes imposed by reason of the vesting of the Restricted Stock. The Grantee may satisfy this withholding obligation by paying to the Company the full amount of the withholding obligation in cash or check acceptable to the Company. If the Grantee fails to make such payment of the withholding taxes to the Company within ten days after the occurrence of the vesting event (the "Vesting Date"), the Grantee's actual number of vested shares of Restricted Stock shall be reduced by the smallest number of whole shares of Common Stock which, when multiplied by the fair market value of the Common Stock on the Vesting Date, is sufficient to satisfy the amount of the withholding tax obligations imposed on the Company by reason of the vesting of the Restricted Stock.

(b) The Grantee understands that the Grantee may elect to be taxed at the Grant Date rather than when the Restricted Stock becomes vested by filing with the Internal Revenue Service an election under section 83(b) of the Internal Revenue Code of 1986, as amended (the "Code"), within thirty (30) days from the Grant Date. The Grantee acknowledges that it is the Grantee's sole responsibility and not the Company's responsibility to timely file the Code section 83(b) election with the Internal Revenue Service if the Grantee intends to make such an election. Grantee agrees to provide written notification to the Company if the Grantee files a Code section 83(b) election.

     8. No Effect on Employment. Nothing in this Agreement shall confer upon the Grantee the right to continue in the employment of the Company or affect any right which the Company may have to terminate the employment of the Grantee regardless of the effect of such termination of employment on the rights of the Grantee under this Agreement.

      9. Governing Laws. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware.

     10. Successors. This Agreement shall inure to the benefit of, and be binding upon, the Company and the Grantee and their heirs, legal representatives, successors and permitted assigns.

     11. Severability. In the event that any one or more of the provisions or portion thereof contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Agreement, and this Agreement shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

     12.   Entire Agreement.   This Agreement expresses the  entire
understanding and agreement of the parties hereto with respect to such terms, restrictions and limitations.

      13.   Headings.    Section  headings  used  herein  are   for
convenience of reference only and shall not be considered in construing this Agreement.

     14. Additional Acknowledgements. By their signatures below, the Grantee and the Company agree that the Restricted Stock is granted under and governed by the terms and conditions of this Agreement. Grantee has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement. Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board made in accordance with the terms of this Agreement upon any questions relating to this Agreement.

     IN WITNESS WHEREOF, the Company and the Grantee have executed this Agreement as of the Grant Date set forth above.

                                  ANALEX CORPORATION


                                   By:
                                        /S/ Sterling E. Phillips, Jr.


                                  GRANTEE:



                                   /S/ V. Joseph Broadwater
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